                                                                     EXHIBIT 4.4

                          NE RESTAURANT COMPANY, INC.
                                 $100,000,000
                         10 3/4% Senior Notes due 2008

                               AMENDMENT NO.1 TO
                               -----------------
                               PURCHASE AGREEMENT
                               ------------------

                                                 July 21, 1998


CHASE SECURITIES INC.
BANCBOSTON SECURITIES INC.
c/o Chase Securities Inc.
270 Park Avenue, 4th Floor
New York, New York 10017

Ladies and Gentlemen:

         Reference is made to the Purchase Agreement (the "Purchase
                                                           --------
Agreement"), dated as of July 13, 1998, among NE Restaurant Company, Inc., a
---------
Delaware corporation (the "Company"), Chase Securities Inc. ("CSI") and
                           -------                            ---
BancBoston Securities Inc. (together with CSI, the "Initial Purchasers"). On
                                                    ------------------
July 20, 1998, pursuant to the terms of the Purchase Agreement, the Company issued and sold $100,000,000 aggregate principal amount of its 10 3/4% Senior Notes due 2008 (the "Securities"), which Securities are to be unconditionally
                     ----------
guaranteed (the "Guarantees") on a senior unsecured basis by each Guarantor (as
                 ----------
defined below), including, without limitation, Bertucci's Inc. ("Bertucci's"
                                                                 ----------
and, together with its subsidiaries, the "Bertucci's Guarantors"). On July 21,
                                          ---------------------
1998, the Company used the proceeds from the sale of the Securities, along with additional funds, to acquire Bertucci's, Inc. ("Bertucci's"), which, along with all of its subsidiaries, shall provide Guarantees for the Notes. The Securities were issued pursuant to an Indenture to be dated as of July 20, 1998 (the "Indenture") among the Company and United States Trust Company of New York, as
----------
trustee (the "Trustee"), which is being amended pursuant to a Supplemental
              -------
Indenture, dated the date hereof, among the Company, the Bertucci's Guarantors and the Trustee, for the purpose of adding the Bertucci's Guarantors as parties to the Indenture. "Guarantor" means each subsidiary of the Company (other than
                   ---------
(i) a foreign subsidiary, (ii) NERC Limited Partnership or NERC SPE Inc., (iii) NERC SPE II Inc. or (iv) NERC Limited Partnership II) in existence on the date of issuance of the securities and any Restricted Subsidiary (other that (i) a Foreign Subsidiary or (ii) a special purpose entity and/or limited partnership created solely to incur certain indebtedness) created or acquired by the Company after the date of issuance of the securities.

         Pursuant to Section 19 of the Purchase Agreement, the Company and the Initial Purchasers agreed to amend the Purchase Agreement for the purpose of adding Bertucci's and its subsidiaries as parties thereto and subject to the obligations arising thereunder, including but not limited to Section 9, and entitled to the benefits therefrom.

         Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to amend the Purchase Agreement as follows:

    1. Defined Terms. Unless otherwise defined herein, terms which are defined
       --------------
in the Purchase Agreement and used herein are so used and so defined.

    2. Addition of Section 2A. The Purchase Agreement is hereby amended to add
Section 2A, which reads as follows:

    2A. Representations, Warranties and Agreements of the Bertucci's Guarantors.
        ------------------------------------------------------------------------

                The Bertucci's Guarantors represent and warrant to, and agree with, the Initial Purchasers on and as of the date hereof and the Closing Date (as defined in Section 3 of the Purchase Agreement) that:

                (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not contain any untrue statement of a material fact with respect to Bertucci's or omit to state a material fact with respect to Bertucci's required to be stated therein or necessary in order to make the statements with respect to Bertucci's therein, in the light of the circumstances under which they were made, not misleading; provided that the Bertucci's Guarantors make no
                        --------
        representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers'
                                                             ------------------
        Information").
        -----------

                (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

                (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
                      -------------------

                (d) Bertucci's and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, and have all power and authority necessary to own or hold their properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").
                  -----------------------

                (e) All of the outstanding shares of capital stock of Bertucci's and its subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable.

                (f) Bertucci's has full right, power and authority to execute and deliver this Agreement, the Indenture (as supplemented on the date hereof), the Registration Rights

        Agreement (as supplemented on the date hereof) and the Merger Agreement (collectively, the "Transaction Documents") and to perform its
                            ---------------------
        obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly and validly taken.

                (g) This Agreement has been duly authorized, executed and delivered by Bertucci's and constitutes a valid and legally binding agreement of Bertucci's enforceable against Bertucci's in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, by rights of acceleration, if applicable, and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws or the public policy underlying such laws or otherwise unenforceable.

                (h) The Registration Rights Agreement has been duly authorized by Bertucci's and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Bertucci's enforceable against Bertucci's in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, by rights of acceleration, if applicable, and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws or the public policy underlying such laws or otherwise unenforceable.

                (i) The Indenture has been duly authorized by Bertucci's and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of Bertucci's enforceable against Bertucci's in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, by rights of acceleration, if applicable, and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws or the public policy underlying such laws or otherwise unenforceable. On the date Bertucci's and its subsidiaries become Guarantors, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

                (j) The Guarantees, when provided by Bertucci's and its subsidiaries pursuant to a supplement to the Indenture, will have been duly authorized by Bertucci's and its subsidiaries and will constitute a valid and legally binding obligation of Bertucci's enforceable against Bertucci's in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, by rights of acceleration, if applicable, and by general equitable principles (whether considered in a proceeding in equity or at law).

                (k) The Merger Agreement has been duly authorized, executed and delivered by Bertucci's and constitutes a valid and legally binding agreement of Bertucci's enforceable against Bertucci's in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, by rights of acceleration, if applicable, and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification and contribution provisions thereof may be limited by federal or state securities laws or the public policy underlying such laws or otherwise unenforceable.

                (l) Each Transaction Document conforms in all material respects to the description thereof contained in the Offering Memorandum.

                (m) The execution, delivery and performance by Bertucci's and its subsidiaries of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Bertucci's or its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which Bertucci's or its subsidiaries are a party or by which Bertucci's or its subsidiaries are bound or to which any of the property or assets of Bertucci's or its subsidiaries are subject, nor will such actions result in any violation of the provisions of the charter or by-laws of Bertucci's or its subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over Bertucci's or its subsidiaries or any of their properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by Bertucci's or its subsidiaries of each of the Transaction Documents, the issuance, authentication, sale and delivery of the Securities and compliance by Bertucci's or its subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for (A) if applicable, such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date and
        (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement or (B) where the failure to obtain or make any such consent, approval, authorization, order, filing or registration would not be reasonably expected to result in a Material Adverse Effect or any material adverse effect on the ability of the Company to perform its obligations under the Transaction Documents.

                (n) Arthur Andersen LLP are independent certified public accountants with respect to Bertucci's and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its
                                                    -----
        interpretations and rulings thereunder. The historical financial statements (including the related notes) of Bertucci's contained in the Offering Memorandum comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that certain supporting schedules are omitted);

        such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Summary-- Summary Financial Data of Bertucci's", "Selected Financial Data of Bertucci's" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Bertucci's" are derived from the accounting records of Bertucci's and its subsidiaries and fairly present the information purported to be shown thereby. The other historical financial and statistical information and data included in the Offering Memorandum, and pertaining to Bertucci's are, in all material respects, fairly presented.

                (o) Except as set forth in the Offering Memorandum there are no legal or governmental proceedings pending to which Bertucci's or any of its subsidiaries is a party or of which any property or assets of Bertucci's or its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to Bertucci's or its subsidiary, would reasonably be expected to have a Material Adverse Effect; and to the best knowledge of Bertucci's, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                (p) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to Bertucci's or its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of Bertucci's, threatened against or affecting Bertucci's or its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which would reasonably be expected to interfere with or adversely affect the issuance of the Securities or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and Bertucci's has complied with any and all requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

                (q) Neither Bertucci's nor any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject other than in the case of clauses
        (ii) and (iii), any default or violation that would not reasonably by expected to have a Material Adverse Effect.

                (r) Bertucci's and its subsidiaries possess all material licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their properties or the conduct of their businesses as described in the Offering Memorandum, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither Bertucci's nor any of its subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.

                (s) Bertucci's and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to Bertucci's or any of its subsidiaries which has had (nor does Bertucci's nor any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to Bertucci's or any of its subsidiaries, would reasonably be expected to have) a Material Adverse Effect.

                (t) Neither Bertucci's nor its subsidiaries is (i) an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the
              ----------------------
        Commission thereunder or (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                (u) The Company and its subsidiaries each maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (v) The Company and its subsidiaries each have insurance covering its properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which the Company and its subsidiaries are engaged. Neither Bertucci's nor its subsidiaries have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                (w) The Company and its subsidiaries each own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with, and Bertucci's and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

                (x) The Company and its subsidiaries each have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of Bertucci's and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by Bertucci's and its subsidiaries or (ii) would not reasonably be expected to have a Material Adverse Effect.

                (y) No labor disturbance by or dispute with the employees of the Company or its subsidiaries exists or, to the best knowledge of Bertucci's, is contemplated or threatened, in each case that would be reasonably expected to have a Material Adverse Effect.

                (z) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as
          -----
        amended from time to time (the "Code")) or "accumulated funding
                                        ----
        deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of Bertucci's or its subsidiaries which would reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; Bertucci's and its subsidiary have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which Bertucci's or its subsidiary would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

                (aa) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Bertucci's or its subsidiaries (or, to the best knowledge of Bertucci's, any other entity (including any predecessor) for whose acts or omissions Bertucci's or its subsidiary is or could reasonably be expected to be liable) upon any of the property now or previously owned or leased by Bertucci's or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which Bertucci's has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

                (bb) Neither Bertucci's nor, to the best knowledge of Bertucci's, any director, officer, agent, employee or other person associated with or acting on behalf of Bertucci's has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                (cc) On and immediately after the closing of the Acquisition, Bertucci's and each of its subsidiaries (after giving effect to the issuance of the Securities and to the other transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of Bertucci's or its respective subsidiaries is not less than the total amount required to pay the probable liabilities of Bertucci's and its subsidiaries on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) Bertucci's and its respective subsidiaries are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business and (iii) Bertucci's and its subsidiaries are not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which Bertucci's is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                (dd) Except as described in the Offering Memorandum, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in Bertucci's or its subsidiaries.

                (ee) Neither Bertucci's nor its subsidiaries own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"),
                                                      ---------------------
        and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

                (ff) Except as described in the Offering Memorandum, neither Bertucci's nor its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against Bertucci's, its subsidiaries or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

                (gg) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum with respect to Bertucci's has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

                (hh) Neither Bertucci's nor its subsidiaries do business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

                (ii) Except as described in the Offering Memorandum, since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, management or business prospects of Bertucci's, whether or not arising in the ordinary course of business, (ii) Bertucci's and its subsidiaries have not incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) Bertucci's and its subsidiaries have not entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of Bertucci's and its subsidiaries, or any dividend or distribution of any kind declared, paid or made by Bertucci's on any class of its capital stock.

    3. Amendment to Section 4. The introductory language of Section 4 is hereby
       ----------------------
amended to read as follows:

    "The Company and the Bertucci's Guarantors agree with each of the Initial Purchasers:".

    3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
       -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    4. Counterparts. This Amendment may be executed in one or more counterparts
       -------------
(which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Bertucci's Guarantors and the Initial Purchasers in accordance with its terms.

                                Very truly yours,

                                NE RESTAURANT COMPANY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S RESTAURANT CORP.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF ANN ARUNDEL COUNTY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF COLUMBIA, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President

                                BERTUCCI'S OF BALTIMORE COUNTY, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF BEL AIR, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S OF WHITE MARSH, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERESTCO, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                BERTUCCI'S SECURITIES CORP.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President


                                SAL & VINNIE'S SICILIAN STEAKHOUSE, INC.

                                By /s/ Dennis D. Pedra
                                  -----------------------------
                                  Name: Dennis D. Pedra
                                  Title: President

Accepted:

CHASE SECURITIES INC.

By  /s/ Jeffrey Blumin
  ----------------------------
  Authorized Signatory



BANCBOSTON SECURITIES INC.

By  /s/ Steve DeMenna
  ----------------------------
  Authorized Signatory